Exhibit 99.1

NEWS RELEASE

NCI Building Systems Reports Strong

Fourth Quarter and 2015 Fiscal Year End Results

HOUSTON, December 10, 2015 – NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended November 1, 2015.

Fourth Quarter 2015 Financial and Operational Highlights:

•	Sales rose 17.2% to $459.8 million, compared to $392.4 million in last year’s fourth quarter, primarily driven by the acquisition of CENTRIA that closed in January 2015.
•	Gross profit increased 32.3% to $123.6 million and gross margin expanded 310 basis points year-over-year to 26.9%.
•	Net income per diluted common share was $0.25, which included net charges of $0.06 for special items.
•	Adjusted for special items, net income per diluted common share increased to $0.31 from $0.19 in last year’s fourth quarter.
•	Adjusted EBITDA increased 55.6% to $56.4 million and Adjusted EBITDA margin expanded 310 basis points to 12.3% compared to the prior year’s fourth quarter.
•	Buildings backlog grew 13.2% year-over-year and the consolidated backlog increased 48.1% to $494.5 million, which now includes CENTRIA’s backlog of $115.2 million.

Fiscal 2015 Financial and Operational Highlights:

•	Sales rose 14.1% to $1.56 billion from $1.37 billion in the prior year.
•	Gross profit increased 27.6% to $372.3 million from $291.8 million in fiscal 2014.
•	Net income per diluted common share was $0.24, which included $0.18 of special items.
•	Adjusted for special items, net income per diluted common share was $0.42, up from $0.16 in fiscal 2014.
•	Adjusted EBITDA rose 72.2% to $130.1 million and Adjusted EBITDA margin expanded 280 basis points to 8.3% in the current fiscal year.
•	Pre-tax free cash flow* more than tripled to $125 million from $38 million in the prior year.

*Defined as Adjusted EBITDA – net capital expenditures + changes in net working capital

Norman C. Chambers, Chairman, President and Chief Executive Officer, commented, “We are pleased to have delivered on our commitment to increase gross profit margin and Adjusted EBITDA, marking the sixth consecutive quarter of year-over-year improvement. Our solid fourth quarter results helped us achieve the best second half and full year performance since 2008. The improved performance across all three operating segments is a direct result of the reorganization of our business and strategic initiatives implemented over the past few years. Specifically, our fiscal 2015 performance delivered a 59% increase in net income and a 72% increase in Adjusted EBITDA. In addition, despite continued choppy market conditions, we have been able to deliver earnings growth over the prior several quarters through increased volumes, commercial discipline, and manufacturing improvements.”

Fourth Quarter 2015 Results

Fourth quarter 2015 sales increased to $459.8 million, or 17.2%, from $392.4 million in last year's fourth quarter, due mainly to increased volumes across all three segments and the impact of the CENTRIA acquisition. The legacy single skin and insulated metal panel (IMP) product lines, as well as the Buildings group, delivered strong results.

Gross profit increased 32.3% to $123.6 million from $93.4 million in the fourth quarter of 2014, while gross profit margin expanded 310 basis points to 26.9%, compared to 23.8% in the prior year period. The improved margin performance was driven largely by a combination of commercial discipline, effective supply chain initiatives and the impact of the operating leverage created by increased utilization.

Engineering, selling, general and administrative (ESG&A) expenses increased 13.5% to $76.4 million from $67.3 million in the fourth quarter of 2014 due largely to the CENTRIA acquisition and, to a lesser extent, increased incentive compensation. As a percentage of revenues, ESG&A expenses decreased approximately 60 basis points to 16.6% in the 2015 fourth quarter compared to 17.2% in the prior year’s period.

Adjusted operating income, a non-GAAP measure, increased 74.7% to $43.8 million in the current quarter from $25.1 million in the fourth quarter of 2014, driven by the expansion in gross profit margin. On a GAAP basis, operating income increased to $36.5 million, or 69.2%, compared to $21.6 million in the prior year’s fourth quarter and increased 88.4% sequentially from the third quarter of fiscal 2015.

Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's term loan credit agreement as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, was $56.4 million, up 55.6% from $36.3 million in the prior year’s fourth quarter. This performance marks a continuation from the third quarter, in which Adjusted EBITDA increased 53.0% year-over-year.

Fourth quarter 2015 net income was $18.4 million, or $0.25 per diluted common share, and was impacted by the following items: $7.6 million of restructuring and impairment charges; $1.1 million of strategic development and acquisition related costs pertaining to acquisitions that have been completed; $2.3 million of amortization of short lived intangibles and $3.8 million gain on legal settlements. Excluding the impact of these special items, the Company reported adjusted net income applicable to common shares, a non-GAAP measure, of $22.7 million, or $0.31 per diluted common share, compared to $13.8 million, or $0.19 per diluted common share, in the fourth quarter of 2014.

During the fourth quarter, NCI developed plans to improve cost efficiency by optimizing our manufacturing footprint through the integration of operations from our recent acquisitions, which resulted in the recognition of certain asset impairment charges. The Company believes that the successful execution of these improvement plans over the next 12-36 months will result in annualized cost savings of $15-20 million.

Please see the reconciliation of Adjusted Operating Income and Adjusted EBITDA and Adjusted Net Income in the accompanying financial tables

Interest expense increased to $8.0 million in the fourth quarter of 2015, compared to $3.1 million in last year’s fourth quarter as a result of the $250 million, 8.25% senior notes, issued to finance the CENTRIA acquisition.

Cash and cash equivalents at quarter’s end was $99.7 million compared to $66.7 million in the comparable period in fiscal 2014 and grew sequentially from $48.3 million at the end of the third quarter of fiscal 2015. The Company paid down an additional $10 million under its term loan in the fourth quarter of fiscal 2015, bringing the total debt repayments to $40 million during the fiscal year. NCI’s proforma net debt leverage ratio at the end of the fourth fiscal quarter improved to 2.7x, moving closer to the previous pre-Centria acquisition leverage of 2.2x. In addition, the Company’s $150.0 million ABL facility remained undrawn as of November 1, 2015.

Fourth Quarter 2015 Segment Performance

Third party sales in the Buildings group increased slightly to $192.5 million in the fourth quarter from $189.7 million in the prior year quarter, primarily due to higher volumes from an improved product portfolio mix. Gross profit increased to $58.9 million from $51.4 million in the fourth quarter 2014, and gross profit margin expanded 330 basis points to 29.8%. Adjusted operating income increased 36.3% to $26.4 million in the current quarter, compared to $19.4 million in the fourth quarter of fiscal 2014. The improved margins in the Buildings segment were driven by improvements in commercial discipline, supply chain management and manufacturing efficiencies.

The Components group generated $240.6 million in third-party sales during the quarter, an increase of 41.3% from $170.3 million in the fourth quarter of fiscal 2014, led by CENTRIA’s contribution as well as continued strength of the legacy single skin and roll-up door product lines. Gross profit increased to $56.2 million from $33.9 million in the fourth quarter 2014, while gross profit margin expanded 310 basis points to 20.3%. Adjusted operating income increased to $26.9 million from $14.3 million in the same quarter last fiscal year. The Components segment’s profitability benefited from CENTRIA’s contribution, improved product mix and commercial discipline. During the fourth quarter, CENTRIA contributed $58.3 million in sales and $6.2 million in Adjusted EBITDA.

Third party sales in the Coatings group were $26.7 million, a 17.6% decline from $32.4 million in last year’s fourth quarter. Gross profit decreased slightly to $8.8 million from $8.9 million in the fourth quarter 2014, while gross profit margin increased 110 basis points to 13.8%. Adjusted operating income increased 4.0% to $7.2 million in the fourth quarter of fiscal 2015, compared to $6.9 million reported in the same period last year.

Market Commentary

Current market estimates continue to show subdued activity in nonresidential markets. Nonresidential construction starts, as measured in square feet, were down 7% in fiscal 2015 according to Dodge Data & Analytics. Low-rise starts, comprising buildings one to five stories, were down 6% for fiscal 2015. However, leading indicators for low-rise, nonresidential construction activity continue to indicate positive momentum moving into fiscal year 2016.

The leading indicators with the most meaningful correlation to nonresidential low-rise construction starts are The American Institute of Architects’ (AIA) Architecture Mixed Use Index, Dodge Residential single family starts and the Conference Board Leading Economic Index (LEI). Historically, there has been a very high correlation to the Dodge low-rise nonresidential starts when the three leading indicators are combined and then seasonally adjusted. Currently, the forward projection of these metrics indicates modest growth for the first half of fiscal 2016.

Outlook and Guidance

Mr. Chambers remarked, “Over the last 18 months, we generated substantial improvements in both gross profit margin and Adjusted EBITDA, which was the direct result of a very deliberate strategy led by commercial discipline, effective supply chain management and enhanced manufacturing efficiencies. We will continue to execute on our strategic initiatives to further optimize our manufacturing footprint and decrease our cost structure over the next several quarters as we anticipate low to mid-single digit nonresidential market growth rates in calendar 2016.”

“Our strong backlog includes a greater proportion of higher-complexity projects that have a longer lead time for production, providing us with good visibility through the first half of fiscal 2016. We expect our investments in IMP products over the past several years will help us to further unlock the anticipated growth potential of the underpenetrated North American market. We currently anticipate delivering year-over-year improvement in fiscal 2016. Similar to past years and due to the seasonal nature of our business, we expect our second half performance of fiscal 2016 to be stronger than the first half.”

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the “Investors” section.

Conference Call Information

The NCI Building Systems, Inc. fourth quarter and fiscal year end 2015 conference call is scheduled for Friday, December 11, 2015, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13624068# when prompted. The taped replay will be available two hours after the call through December 28, 2015.

About NCI Building Systems

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," “plan,” "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements include, but are not limited to, the Company’s expectation for the current growth trend for construction spending in the next six to twelve months and the expectation for U.S. nonresidential construction growth to accelerate in 2016, and the Company’s summary/outlook for the full year of 2016. Among the factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to integrate CENTRIA with the Company’s business and realize anticipated benefits of such acquisition; industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company's debt, including its 8.250% Senior Notes due 2023, and obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with our debt; recognition of asset impairment charges; the ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; commodity price increases and/or limited availability of raw materials, including steel; increases in energy prices, competitive activity and pricing pressure; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended November 2, 2014 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended February 1, 2015, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

###

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	November 1,	November 2,	November 1,	November 2,
	2015	2014	2015	2014

Sales	$459,831	$392,448	$1,563,693	$1,370,540
Cost of sales	336,230	299,011	1,189,019	1,080,027
Fair value adjustment of acquired inventory	-	-	2,358	-
Gain on insurance recovery	-	-	-	(1,311)
Gross profit	123,601	93,437	372,316	291,824
	26.9%	23.8%	23.8%	21.3%

Engineering, selling, general and administrative expenses	76,416	67,337	286,840	257,677
Intangible asset amortization (including amortization of short lived acquired intangibles)	5,697	1,013	16,903	4,053
Strategic development and acquisition related costs	1,143	3,512	4,201	4,998
Restructuring and impairment charges	7,611	-	11,306	-
Gain on legal settlements	(3,765)	-	(3,765)	-
Income from operations	36,499	21,575	56,831	25,096

Interest income	19	16	72	126
Interest expense	(8,012)	(3,067)	(28,460)	(12,455)
Foreign exchange loss	(130)	(298)	(2,152)	(1,097)
Other income, net	60	249	499	1,005

Income before income taxes	28,436	18,475	26,790	12,675
Provision for income taxes	10,029	4,216	8,972	1,490
	35.3%	22.8%	33.5%	11.8%

Net income	$18,407	$14,259	$17,818	$11,185

Net income allocated to participating securities	(221)	(128)	(178)	(101)

Net income applicable to common shares	$18,186	$14,131	$17,640	$11,084

Income per common share:
Basic	$0.25	$0.19	$0.24	$0.15
Diluted	$0.25	$0.19	$0.24	$0.15

Weighted average number of common shares outstanding:
Basic	73,337	73,036	73,271	73,079
Diluted	73,831	74,713	73,923	74,709

Increase in sales	17.2%	-1.9%	14.1%	4.7%

Gross profit percentage	26.9%	23.8%	23.8%	21.3%

Engineering, selling, general and administrative expenses percentage	16.6%	17.2%	18.3%	18.8%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	November 1,	November 2,
	2015	2014

ASSETS
Cash and cash equivalents	$99,662	$66,651
Restricted cash	682	-
Accounts receivable, net	166,800	136,923
Inventories, net	157,828	131,497
Deferred income taxes	27,390	21,447
Income tax receivable	3,698	-
Prepaid expenses and other	31,344	22,773
Investments in debt and equity securities, at market	6,380	5,549
Assets held for sale	6,261	5,690
Total current assets	500,045	390,530

Property, plant and equipment, net	257,892	244,714
Goodwill	158,026	75,226
Intangible assets, net	156,395	44,923
Deferred financing costs, net	11,069	3,290
Total assets	$1,083,427	$758,683

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$-	$2,384
Note payable	513	418
Accounts payable	145,917	118,164
Accrued compensation and benefits	62,200	50,666
Accrued interest	6,389	1,820
Accrued income taxes	12,994	-
Other accrued expenses	97,309	72,259
Total current liabilities	325,322	245,711

Long-term debt, net	444,147	233,003
Deferred income taxes	20,807	20,219
Other long-term liabilities	21,175	13,208
Total long-term liabilities	486,129	266,430

Common stock	745	737
Additional paid-in capital	640,767	630,297
Accumulated deficit	(353,733)	(371,550)
Accumulated other comprehensive loss	(8,280)	(8,739)
Treasury stock, at cost	(7,523)	(4,203)
Total stockholders' equity	271,976	246,542

Total liabilities and stockholders' equity	$1,083,427	$758,683

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Year Ended
	November 1,	November 2,
	2015	2014

Cash flows from operating activities:
Net Income	$17,818	$11,185
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	51,392	35,876
Deferred financing cost amortization	1,483	1,076
Share-based compensation expense	9,379	10,168
(Gain) loss on sale of property	(15)	123
Asset impairment	5,876	-
Gain on insurance recovery	-	(1,311)
(Recovery of) provision for doubtful accounts	(788)	(18)
Provision for (benefit from) deferred income taxes	5,368	(6,785)
Excess tax benefits from share-based compensation arrangements	(746)	(538)
Changes in operating assets and liabilities:
Accounts receivable	8,508	(1,537)
Inventories	4,604	(9,391)
Income tax receivable	(2,634)	1,599
Prepaid expenses and other	(267)	(4,762)
Accounts payable	11,475	(26,394)
Accrued expenses	(6,052)	24,210
Other, net	(361)	65

Net cash provided by (used in) operating activities	105,040	33,567

Cash flows from investing activities:
Acquisition, net of cash acquired	(247,123)	-
Proceeds from sale of property, plant and equipment	28	14
Proceeds from insurance	-	1,311
Capital expenditures	(20,683)	(18,020)
	-
Net cash used in investing activities	(267,778)	(16,695)

Cash flows from financing activities:
Proceeds from stock options exercised	354	-
Decrease in restricted cash	298
Issuance of debt	250,000	-
Payments on term loan	(41,240)	(2,388)
Payments on note payable	(1,616)	(1,590)
Proceeds from Amended ABL Facility	-	72,000
Payments on Amended ABL Facility	-	(72,000)
Borrowings on term loan	-	-
Payment of financing costs	(9,217)	(51)
Purchase of treasury stock	(3,320)	(23,798)
Excess tax benefits from share-based compensation arrangements	745	538

Net cash provided by (used in) financing activities	196,004	(27,289)
Effect of exchange rate changes on cash and cash equivalents	(255)	(367)
Net decrease in cash and cash equivalents	33,011	(10,785)

Cash and cash equivalents at beginning of period	66,651	77,436

Cash and cash equivalents at end of period	$99,662	$66,651

NCI Building Systems, Inc.

Business Segments

(In thousands)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	November 1, 2015		November 2, 2014		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Engineered building systems	$197,600	37	$194,009	42	$3,591	1.9%
Metal components	275,747	51	197,264	43	78,483	39.8%
Metal coil coating	63,742	12	69,684	15	(5,942)	-8.5%
Total sales	537,089	100	460,957	100	76,132	16.5%
Less: Intersegment sales	77,258	14	68,509	15	8,749	12.8%
Total net sales	$459,831	86	$392,448	85	$67,383	17.2%

		% of		% of
		Sales		Sales
Operating income (loss):
Engineered building systems	$25,473	13	$19,397	10	$6,076	31.3%
Metal components	18,239	7	14,198	7	4,041	28.5%
Metal coil coating	7,208	11	6,929	10	279	4.0%
Corporate	(14,421)	-	(18,949)	-	4,528	23.9%
Total operating income (loss) (% of sales)	$36,499	8	$21,575	5	$14,924	69.2%

	Fiscal Year Ended		Fiscal Year Ended		$	%
	November 1, 2015		November 2, 2014		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Engineered building systems	$667,165	37	$669,843	42	$(2,678)	-0.4%
Metal components	920,845	50	694,858	43	225,987	32.5%
Metal coil coating	231,732	13	246,582	15	(14,850)	-6.0%
Total sales	1,819,743	100	1,611,283	100	208,460	12.9%
Less: Intersegment sales	256,050	14	240,743	15	15,307	6.4%
Total net sales	$1,563,693	86	$1,370,540	85	$193,153	14.1%

		% of		% of
		Sales		Sales
Operating income (loss):
Engineered building systems	$51,410	8	$32,525	5	$18,885	58.1%
Metal components	50,541	5	33,306	5	17,235	51.7%
Metal coil coating	19,080	8	23,982	10	(4,902)	-20.4%
Corporate	(64,200)	-	(64,717)	-	517	0.8%
Total operating income (loss) (% of sales)	$56,831	4	$25,096	2	$31,735	126.5%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL THREE MONTHS ENDED NOVEMBER 1, 2015 AND NOVEMBER 2, 2014

(In thousands)

(Unaudited)

	Fiscal Three Months Ended November 1, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$7,208	$18,239	$25,473	$(14,421)	$36,499
Restructuring and impairment charges	-	6,365	959	287	7,611
Strategic development and acquisition related costs	-	-	-	1,143	1,143
Gain on legal settlements	-	-	-	(3,765)	(3,765)
Amortization of short lived acquired intangibles	-	2,343	-	-	2,343
Adjusted operating income (loss) (1)	$7,208	$26,947	$26,432	$(16,756)	$43,831

	Fiscal Three Months Ended November 2, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$6,929	$14,198	$19,397	$(18,949)	$21,575
Strategic development and acquisition related costs	-	109	-	3,403	3,512
Adjusted operating income (loss) (1)	$6,929	$14,307	$19,397	$(15,546)	$25,087

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL YEAR ENDED NOVEMBER 1, 2015 AND NOVEMBER 2, 2014

(In thousands)

(Unaudited)

	Fiscal Year Ended November 1, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$19,080	$50,541	$51,410	$(64,200)	$56,831
Restructuring and impairment charges	254	7,866	2,756	430	11,306
Strategic development and acquisition related costs	-	-	-	4,201	4,201
Gain on legal settlements	-	-	-	(3,765)	(3,765)
Fair value adjustment of acquired inventory	-	2,358	-	-	2,358
Amortization of short lived acquired intangibles	-	8,400	-	-	8,400
Adjusted operating income (loss) (1)	$19,334	$69,165	$54,166	$(63,334)	$79,331

	Fiscal Year Ended November 2, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$23,982	$33,306	$32,525	$(64,717)	$25,096
Gain on insurance recovery	(1,311)	-	-	-	(1,311)
Secondary offering costs	-	-	-	754	754
Strategic development and acquisition related costs	-	109	-	4,889	4,998
Adjusted operating income (loss) (1)	$22,671	$33,415	$32,525	$(59,074)	$29,537

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (ADJUSTED EBITDA)

(In thousands)

(Unaudited)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	February 1,	May 3,	August 2,	November 1,	November 1,
	2015	2015	2015	2015	2015
Net income (loss)	$(320)	$(7,488)	$7,220	$18,407	$17,819
Add:
Depreciation and amortization	9,731	13,766	14,541	13,354	51,392
Consolidated interest expense, net	3,980	8,280	8,135	7,993	28,388
Provision for (benefit from) income taxes	(490)	(4,087)	3,520	10,029	8,972
Restructuring and impairment charges	1,477	1,759	504	7,611	11,351
Strategic development and acquisition related costs	1,729	628	701	1,143	4,201
Gain on legal settlements	-	-	-	(3,765)	(3,765)
Fair value adjustment of acquired inventory	583	775	1,000	-	2,358
Share-based compensation	2,933	2,201	2,568	1,677	9,379

Adjusted EBITDA (1)	$19,623	$15,834	$38,189	$56,449	$130,095

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	February 2,	May 4,	August 3,	November 2,	November 2,
	2014	2014	2014	2014	2014
Net income (loss)	$(4,258)	$(4,905)	$6,089	$14,259	$11,185
Add:
Depreciation and amortization	8,767	8,941	8,994	9,220	35,922
Consolidated interest expense, net	3,100	3,035	3,142	3,053	12,330
Provision for (benefit from) income taxes	(2,506)	(3,057)	2,837	4,215	1,489
Gain on insurance recovery	(987)	(324)	-	-	(1,311)
Secondary offering costs	704	50	-	-	754
Strategic development and acquisition related costs	-	-	1,486	3,512	4,998
Share-based compensation	3,179	2,563	2,404	2,022	10,168

Adjusted EBITDA (1)	$7,999	$6,303	$24,952	$36,281	$75,535

(1)	The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL Facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON

(In thousands, except per share data)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	November 1,	November 2,	November 1,	November 2,
	2015	2014	2015	2014
Net income (loss) per diluted common share, GAAP basis	$0.25	$0.19	$0.24	$0.15
Restructuring and impairment charges, net of taxes	0.06	-	0.09	-
Strategic development and acquisition related costs, net of taxes	0.01	0.03	0.03	0.04
Fair value adjustment of acquired inventory, net of taxes	-	-	0.01	-
Amortization of short lived acquired intangibles, net of taxes	0.02	-	0.07	-
Gain on legal settlements, net of taxes	(0.03)	-	(0.03)	-
Reversal of Canadian deferred tax valuation allowance	-	(0.03)	-	(0.03)
Foreign exchange loss, net of taxes	-	0.00	-	0.01
Gain on insurance recovery, net of taxes	-	-	-	(0.01)
Secondary offering costs, net of taxes	-	-	-	0.00
Adjusted net income (loss) per diluted common share (1)	$0.31	$0.19	$0.42	$0.16

	Fiscal Three Months Ended		Fiscal Year Ended
	November 1,	November 2,	November 1,	November 2,
	2015	2014	2015	2014
Net income (loss) applicable to common shares, GAAP basis	$18,186	$14,131	$17,640	$11,185
Restructuring and impairment charges, net of taxes	4,643	-	6,897	-
Strategic development and acquisition related costs, net of taxes	697	2,163	2,563	3,079
Fair value adjustment of acquired inventory, net of taxes	-	-	1,438	-
Amortization of short lived acquired intangibles, net of taxes	1,429	-	5,124	-
Gain on legal settlements, net of taxes	(2,297)	-	(2,297)	-
Reversal of Canadian deferred tax valuation allowance	-	(2,718)	-	(2,718)
Foreign exchange loss, net of taxes	-	178	-	676
Gain on insurance recovery, net of taxes	-	-	-	(808)
Secondary offering costs, net of taxes	-	-	-	464
Adjusted net income (loss) applicable to common shares (1)	$22,659	$13,753	$31,366	$11,878

(1)	The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales

(In thousands)

(Unaudited)

	Fiscal		Fiscal		$	%
	4th Qtr 2015		4th Qtr 2014		Inc/(Dec)	Change
Engineered Building Systems
Total Sales	$197,600	37%	$194,009	42%	$3,591	1.9%
Less: Intersegment sales	5,100		4,266		834	19.5%
Third Party Sales	$192,500	42%	$189,743	48%	$2,757	1.5%

Operating Income	$25,473	13%	$19,397	10%	$6,076	31.3%

Metal Components
Total Sales	$275,747	51%	$197,264	43%	$78,483	39.8%
Less: Intersegment sales	35,104		26,931		8,173	30.3%
Third Party Sales	$240,643	52%	$170,333	43%	$70,310	41.3%

Operating Income	$18,239	8%	$14,198	8%	$4,041	28.5%

Metal Coil Coating
Total Sales	$63,742	12%	$69,684	15%	$(5,942)	-8.5%
Less: Intersegment sales	37,055		37,312		(257)	-0.7%
Third Party Sales	$26,687	6%	$32,372	8%	$(5,685)	-17.6%

Operating Income	$7,208	27%	$6,929	21%	$279	4.0%

Consolidated
Total Sales	$537,089	100%	$460,957	100%	$76,132	16.5%
Less: Intersegment	77,259		68,509		8,750	12.8%
Third Party Sales	$459,830	100%	$392,448	100%	$67,382	17.2%

Operating Income	$36,499	8%	$21,575	5%	$14,924	69.2%

	Fiscal YTD		Fiscal YTD		$	%
	4th Qtr 2015		4th Qtr 2014		Inc/(Dec)	Change
Engineered Building Systems
Total Sales	$667,165	37%	$669,843	42%	$(2,678)	-0.4%
Less: Intersegment sales	19,285		20,499		(1,214)	-5.9%
Third Party Sales	$647,880	42%	$649,344	48%	$(1,464)	-0.2%

Operating Income	$51,410	8%	$32,525	5%	$18,885	58.1%

Metal Components
Total Sales	$920,845	50%	$694,858	43%	$225,987	32.5%
Less: Intersegment sales	105,535		87,264		18,271	20.9%
Third Party Sales	$815,310	52%	$607,594	44%	$207,716	34.2%

Operating Income	$50,541	6%	$33,306	5%	$17,235	51.7%

Metal Coil Coating
Total Sales	$231,732	13%	$246,582	15%	$(14,850)	-6.0%
Less: Intersegment sales	131,230		132,980		(1,750)	-1.3%
Third Party Sales	$100,502	6%	$113,602	8%	$(13,100)	-11.5%

Operating Income	$19,080	19%	$23,982	21%	$(4,902)	-20.4%

Consolidated
Total Sales	$1,819,743	99%	$1,611,283	100%	$208,460	12.9%
Less: Intersegment sales	256,050		240,743		15,307	6.4%
Third Party Sales	$1,563,693	100%	$1,370,540	100%	$193,153	14.1%

Operating Income	$56,831	4%	$25,096	2%	$31,735	126.5%